QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State or Other Jurisdiction of Incorporation	Name under which Subsidiary is doing business
Bank of Manhattan, N.A.	United States of America	Bank of Manhattan, N.A.

QuickLinks

Exhibit 21
SUBSIDIARIES OF THE REGISTRANT